Exhibit 10.16


                              EMPLOYMENT AGREEMENT


This Employment Agreement (the "Agreement") is dated as of June 11, 1997 between Exigent International Inc., a Delaware Corporation (the "Company") and Don F. Riordan, Jr. (the "Employee").

WHEREAS, Company has determined that it would be desirable and in the best interests of Company to continue to employ Employee, and Employee wishes to continue his employment with Company.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Company and Employee agree as follows:

1. EMPLOYMENT. Company hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions set forth in this Agreement. Employee will serve as Exigent Chief Financial Officer of Company, at the discretion of the Company's Chief Executive Officer ("CEO").

2. TERM. Unless sooner terminated as set forth herein, the term of this Agreement ("Term") shall begin on the business day this Agreement is executed (the "Commencement Date"), and end at midnight on the third anniversary of the commencement date, unless extended. The Term may be extended by mutual written agreement of the Company and Employee provided the parties shall agree in writing at least three months' prior to expiration of the Term.

3.   COMPENSATION.

     (a) For all services rendered by the Employee under this Agreement, the Company shall pay and Employee shall accept an annual salary of NINETY-TWO THOUSAND and NO/100 DOLLARS ($92,000) per annum or lesser amount, on a pro rata basis, for any period less than a full year. This compensation shall be payable to Employee in equal installments in accordance with the Company's normal pay periods, and shall be subject to all appropriate withholding taxes.

          The annual salary payable to Employee will be subject to upward adjustment as determined by Company's management and approved by the Board of Directors in the event that Company generates annual revenues equal to or greater than that specified in an approved three-year plan (the "Plan").

     (b) In addition to the compensation provided for in Section 3(a), Employee shall be granted options to purchase up to 50,000 shares of the common stock, $.01 par value per share, of Company (the "Common Stock"), at an exercise price of $2.25 per share or 110% of current market value whichever is higher and on the terms and conditions described in the Incentive Stock Option Agreement, which Employee agrees to sign, attached hereto as Exhibit A and incorporated herein by this reference.

     (c) Provided that Employee has not been terminated for due cause (as that term is defined below in Section 8), in addition to the compensation provided for in Section (3) (a) above, Company shall grant to Employee options to purchase an additional 46,000 shares of Common Stock at an exercise price of $2.25 per share or 110% of current market value whichever is higher if Company shall receive on or prior to February 1, 1998. (See annual Executive Incentive Plan), including

           (i) earnings of at least $2.9 million or prorated in accordance with the approved Executive Incentive Plan for 1998; or

           (ii) new funding for Company of at least $5,000,000, including long term (at least 5 years) subordinated debt or equity or a combination of both.

          The Board of Directors may, in its sole discretion, award part or all of the options to purchase such 46,000 shares of Common Stock even if none of the foregoing conditions are achieved on or prior to February 1, 1998. If and to the extent any such options are awarded pursuant to this Section 3(c), they shall be awarded on the terms and conditions described in the form of the Incentive Stock Option Agreement, except that the amount of Common Stock subject thereto shall be adjusted to reflect the amount to which Employee is then entitled.

     (d)  In addition to the compensation provided for in Sections 3(a), (b) and
          (c) hereof, Employee shall also be entitled to the following during the Term of this Agreement:

           (i) Four weeks paid vacation annually initially and additional vacation as appropriate in accordance with Company policy to be adopted, provided that Employee will endeavor to schedule his vacation to avoid conflicts with his duties hereunder. During the term of his employment under the Agreement, Employee shall be entitled to the holidays and sick leave afforded and permitted by Company to other employees;

           (ii) at Employee's option, group medical insurance and dental insurance of the kind and to the extent offered from time to time during the Term of this Agreement to other employees of Company;

           (iii)long-term disability insurance, providing for benefits equal to 66 2/3% of Employee's monthly salary to a maximum of $6,000 (Company will continue to pay Employee's full salary during periods of short-term disability);

           (iv) participation in Company's 401(k) plan, on such terms and conditions as such participation is made generally available to all employees of Company;

           (v) such other benefits, such as pension, profit sharing, insurance, short-term disability made generally available by Company, in its sole discretion, now or in the future to all of its employees; and

           (vi) such other benefits, if any, which the Board of Directors, in its sole discretion, may make available to Employee.

4. DUTIES; AUTHORITY.

     (a) During the Term, Employee shall perform those services reasonably requested by his immediate manager and the CEO in a manner and to an extent which will allow the Company to benefit from Employee's experience in and knowledge of the industry in which the Company is engaged and as specified in greater detail in Exhibit B attached hereto and incorporated herein by this reference. During the Term, Employee shall devote his full professional time, attention, skill and energy to the business, welfare and affairs of the Company. While serving as Exigent Chief Financial Officer, Employee shall have the authority and responsibility to devise and implement strategies and operations and to supervise and manage all employees in his/her business unit as shown on the corporate organizational chart approved by the Board of Directors on June 11, 1997 which is set forth as Attachment 1 to Exhibit B. Such organization chart may be modified by the CEO in his discretion after collaboration from Employee. Employee shall use his best efforts in the performance of his duties hereunder and to promote the interests of the Company and its present and future subsidiaries and affiliates. Employee agrees to abide by all rules and regulations of Company as established or amended from time to time.

     (b) The parties agree that Employee may not, without the prior written consent of Company, be engaged in any other business activity without Company's prior written consent, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that subject to the Non-Disclosure and Non-Competition Agreement set forth in Exhibit D. Employee may passively invest his personal assets in businesses where the form or manner of such investment will not require services on the part of Employee.


5. BUSINESS EXPENSES AND REIMBURSEMENTS. Employee shall further be entitled to reimbursement by Company for other ordinary and necessary business expenses incurred by Employee in the performance of his duties hereunder, and further provided that:

     (a) Each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Company as a business expense and not as deductible compensation to the Employee; and

     (b) Employee furnishes the Company with adequate records and other documentary evidence required by federal and state statutes and regulations for the substantiation of such expenditures as deductible business expenses of the Company and not as deductible compensation to the Employee.

          Employee agrees that if, at any time, any payment made to the Employee by the Company as a business expense reimbursement for a particular item shall be disallowed in whole as a deductible expense to the Company by the appropriate taxing authorities, Employee shall reimburse Company to the full extent of such disallowance if so requested by the Company in writing.

6. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. As a condition to his employment hereunder, Employee agrees to execute and deliver to Company a Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit C and incorporated herein by this reference.

7. NON-DISCLOSURE AND NON-COMPETITION AGREEMENT. As a condition to his employment hereunder, Employee agrees to execute and to deliver to the Company a Non-Disclosure and Non-Competition Agreement in the form attached hereto as Exhibit D and incorporated herein by this reference.

8.   TERMINATION.

     (a) This Agreement may be terminated at any time prior to expiration of the Term (i) by Employee upon sixty (60) days' prior written notice to the Company, (ii) upon the disability (defined to mean the inability of Employee to engage in substantial employment duties by reason of any medically determinable physical or mental impairment for a continuous period of 60 days) of Employee, (iii) by the Company for "due cause" at any time (iv) by the Company without "due cause" at any time upon fifteen (15) days' prior written notice to the Employee.

     (b) In the event of termination pursuant to Section 8(a)(i), or Section 8(a)(iii), the Company shall not be obligated to make any severance payments or any other further payments hereunder, except with respect to accrued but unpaid compensation and reimbursements owed Employee for expenses incurred prior to the effective date of termination. For purposes of Section 8, "due cause" shall mean personal dishonesty, willful misconduct, breach of a fiduciary duty involving personal profit, willful violation of any law, rule, regulation (other than a law, rule or regulation relating to offenses or misdemeanors unrelated to any of the foregoing or to the Company's business) or final cease and desist order, or material breach of any provision of this Agreement, including but not limited to Employee's obligations under Sections 4 hereof or a material breach of any of Employee's obligations under Proprietary Information and Inventions Agreement attached hereto as Exhibit C or under the Non-Disclosure and Non-Competition Agreement attached hereto as Exhibit D.

     (c) In the event of termination by the Company pursuant to Section 8(a)(iv) (i.e., without due cause), then in addition to any amounts to which Employee is entitled under Section 8(b), Employee shall also be entitled to receive severance pay as follows:

           (i) If Employee is so terminated without due cause within the first twelve months of the Term ("First Year"), an amount equal to eighteen (18) months' salary, based on the then current salary of Employee as of the effective date of termination, payable in equal installments in accordance with Company's normal pay periods for Employee (i.e. weekly, bi-weekly or monthly) beginning one pay period after the effective date of termination;

           (ii) If Employee is so terminated without due cause within the second twelve months of the Term ("Second Year"), an amount equal to twelve (12) months' salary, based on the then current salary of Employee as of the effective date of termination, payable in equal installments in accordance with Company's normal pay periods for Employee beginning one pay period after the effective date of termination;

           (iii)If Employee is so terminated without due cause within the third twelve months of the Term ("Third Year"), an amount equal to six (6) months' salary, based on the then current salary of Employee as of the effective date of termination, payable in equal installments in accordance with Company's normal pay periods for Employee beginning one pay period after the effective date of termination; and

           (iv) If Employee is still employed by Company after the Third Year, and (in the absence of any superseding arrangement with Company, whether pursuant to renewal of this Agreement or otherwise) is so terminated without due cause, an amount equal to three (3) months' salary, based on the then current salary of Employee as of the effective date of termination, payable in equal installments in accordance with Company's normal pay periods for Employee beginning one pay period after the effective date of termination.


     (d) In the event of termination by the Company pursuant to Section 8(a)(iv) (i.e. without due cause), Employee shall also be entitled to receive, at his option and upon his written request, group medical insurance as described in Section 3(d)(ii) during the period Employee is entitled to receive severance pay under Section 8(d) plus, if applicable, any additional extension of the applicable "Non-Competition Period" (as defined in the Non-Disclosure and
          Non-Competition   Agreement,   pursuant   to  Section   3(g)  of  such
          agreement).

     (e)  In the event of termination  upon  Employee's  disability  pursuant to
          Section 8(a)(ii), the Company agrees to continue Employee's regular salary payments from the date of termination through the date the insurance company commences long term disability insurance payments or denies coverage. In the event long term disability coverage is denied due to admitted or proven fraud on behalf of the Employee, the Company will have no severance payment obligations to Employee. If coverage is denied for any other reason, Employee's termination will be treated as termination without due cause under Section 8(a)(iv) and Employee will be entitled to severance pay under Section 8(c) provided any such regular salary payments made by Company to Employee under this Section 8(e) will be credited against Company's severance payment obligations.

     (f) Notwithstanding anything to the contrary set forth in this Agreement, in the event that Employee dies during the Term of this Agreement or any extension thereof, this Agreement shall terminate upon the date of such death, provided that in the event of Employee's death during the Term of this Agreement or any extension thereof the Company shall continue to pay Employee's salary for a period of ninety (90) days following the date of death to the executor or administrator of the Employee's estate, except in no event shall the Company be liable for the payment of any such death benefit which exceeds the maximum severance payment obligations pursuant to Section 8(e) above.

9. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered, delivered by facsimile telephone transmission, delivered by express delivery service (such as Federal Express), or mailed first class U.S. mail, postage prepaid, addressed as follows:

            If to the Employee:

                        Don F. Riordan, Jr.
                        414 La Costa Street
                        Melbourne Beach, FL 32951



            If to the Company:

                        Exigent International Inc.
                        1225 Evans Road
                        Melbourne, FL 32904
                        Attn:  Legal Counsel

            (or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so delivered or three (3) days after mailing for domestic mail and seven (7) days for international mail.

10. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and shall inure to the benefit of this parties hereto and their respective successors and assigns, if any. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without reference to principles of conflict of laws.

12.  HEADINGS.   Headings  of  the  Sections  of  this  Agreement  are  for  the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

13. NO CONFLICT. Employee represents and warrants that performance of the terms of this Agreement, and the terms of any agreement attached hereto as an Exhibit, to the best of his actual knowledge, will not breach any agreement entered into by Employee, and Employee agrees that he will not enter into any agreement in conflict with this Agreement and the agreements attached as Exhibits. Employee further covenants that (i) he shall not in the performance of his duties hereunder (and the performance of such duties shall not require him to) utilize any proprietary or confidential information owned by any third party which he is prohibited from utilizing by reason of agreement or applicable law, and (ii) he shall not at any time disclose to Company any proprietary or confidential information owned by any third party which he is prohibited from disclosing by reason of agreement or applicable law.

14. INJUNCTIVE RELIEF. Employee acknowledges and agrees that a breach of his obligations under this Agreement, and any agreement attached hereto as an Exhibit or any other exhibit or attachment hereto, will result in irreparable and continuing harm to the Company, for which there will be no adequate remedy at law, and agrees that in the event of any breach or prospective breach of this Agreement, the Company, its successors and assigns will be entitled to injunctive relief in any federal or state court of competent jurisdiction residing in the State of Florida without the necessity of posting bond or other security therefor and without the necessity of proving irreparable harm, and to such other and further relief as may be proper. Employee hereby submits to the jurisdiction of the preceding courts for the purposes of any actions or proceedings instituted by the Company to obtain such injunctive relief, and agrees that the process may be served on the Employee by registered mail, addressed to the last address of the Employee known to the Company, or in any manner authorized by law.

15. SEVERABILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

16. ASSIGNABILITY. By reason of the special and unique nature of the services hereunder, it is agreed that neither party hereto may assign any interest, rights or duties which it or he may have in this Agreement without the prior written consent of the other party, except that upon any merger, liquidation, or sale of all or substantially all of the assets of the Company to another corporation, this Agreement shall inure to the benefit of and be binding upon the Employee and the purchasing, surviving or resulting company or corporation in the same manner and to the same extent as though such company or corporation were the Company.

17. WAIVERS. The failure or delay of the Company at any time to require performance by the employee of any provision of this Agreement, even if know, shall not affect the right of the Company to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by the Company of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on Employee in any case shall, of itself, entitle Employee to any other or further notice or demand in similar or other circumstances.

18. INDEMNIFICATION. Company agrees to exercise its power to indemnify Employee in the situations provided in the Company's current Certificate of Incorporation in its form filed with the Secretary of State for the State of Delaware as of the date of this Agreement. This indemnification shall apply even if such Certificate is later amended or deleted.

19. COVENANTS OF THE ESSENCE. The covenants of Employee set forth in this Agreement and the other Exhibits are the essence of this Agreement; they shall be construed as independent of any other provision in this Agreement; and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Company of these covenants.

20. SURVIVAL. The provisions of this Agreement will survive the termination or expiration of this Agreement where the intent so indicates they shall survive and all other obligations of the Company and the Employee will cease on termination or expiration of this Agreement. Notwithstanding the foregoing, the Company and the Employee will remain liable for obligations which accrued before termination or expiration of this Agreement (including the Employee's right to be paid or reimbursed for services rendered and expenses incurred before termination or expiration of this Agreement.)

21. ENTIRE AGREEMENT. This Agreement, together with the agreements in the form attached as Exhibits hereto and all other exhibits and attachments hereto, constitutes the final written expression of all of the agreements between the parties with respect to the subject matter hereof, supersedes all correspondence, understandings, discussions and negotiations concerning the matters specified herein, and specifically supersedes in its entirety other agreements between Company and Employee. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by the party to be bound.


IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement on the date written above.

                                       EXIGENT INTERNATIONAL, INC.



                                       /S/ B. R. SMEDLEY
                                       ----------------------------------------
                                       Name:       B.R. SMEDLEY
                                       Title:      CEO & CHAIRMAN


                                       /S/ DON F. RIORDAN, JR.
                                       ----------------------------------------
                                       (Employee Signature)

                                   EXHIBIT A
                   INCENTIVE STOCK OPTION AGREEMENT (PLAN 1Q)


     THIS AGREEMENT dated as of the 11th day of June, 1997, (the "Grant Date") by and between EXIGENT INTERNATIONAL, INC., with its principal office at 1225 Evans Road, Melbourne, Florida 32904 (the "Company"), and Don F. Riordan, Jr. ("Optionee").

                                   WITNESSETH:

     WHEREAS, the Company has adopted an Incentive Stock Option Plan (the "Plan 1Q") as defined in Section 422 of the Internal Revenue Code of 1986 to permit options to purchase shares of the common stock of Exigent International, Inc. to be granted to certain key employees of the Company or its subsidiaries; and

     WHEREAS, the Optionee is a key employee of the Company or one of its subsidiaries and the Company desires him/her to remain in such employee by providing him/her with a means to acquire or to increase his/her proprietary interest in the Company's success;

     NOW, THEREFORE, in consideration of the promises and of the covenants and agreement set forth, the parties hereby mutually covenant and agree as follows:

     1. Subject to the terms and conditions of the Plan 1Q, a copy of which is attached hereto as Exhibit "A" and made a part hereof, and this Agreement, the Company grants to the Optionee the option to purchase from the Company all or any part of an aggregate number of 50,000 shares of Exigent International, Inc.'s Common Shares (30,000,000 authorized shares, par value $0.01) (hereinafter such shares are referred to as the "Optioned Shares").

     2. The price to be paid for the Optioned Shares shall be Two and 25/100 dollars ($2.25) per share, or 110% of current market value whichever is higher, of the Optioned Shares on the Grant Date, as determined in good faith by the President of the Company who is in charge of administering the Plan 1Q. However, if it is determined by a subsequent Internal Revenue Service audit that the fair market value of the stock at the time the option was granted exceeded the value established by the President, then the option value shall be adjusted to comply with the Internal Revenue Service's determined fair market value, and such adjusted value shall apply to any and all subsequent exercise of options.

     3. Subject to terms and conditions of the Plan 1Q and this Agreement, Optioned Shares may be purchased pursuant to this Agreement at any time and from time to time during a period of three (3) years from the date hereof, in whole or in part. All options to purchase Optioned Shares subject to this Agreement must be exercised on or before June 11, 2000 at which time all unexercised options will expire.

     4. An option may be exercised only by written notice, delivered or mailed by postpaid registered or certified mail addressed to the Secretary of the Company at the corporate headquarters, specifying the number of Optioned Shares being purchased in cash or its equivalent. Within five (5) business days following the date of exercise, payment shall be made in full or by such other payment means as shall be mutually agreeable. Such purchased shares shall be forthwith delivered to Optionee.

     5. (a) If the Optionee's employment with the Company or any subsidiary of the Company is terminated for due cause, this Agreement shall terminate simultaneously therewith and Optionee shall have no further right to exercise an option thereafter. For purposes of this paragraph, "due cause" shall be the same as defined in the Employment Agreement.

          (b) If the Optionee ceases to be an employee of the Company or any subsidiary of the Company for any reason other than (1) termination for due cause as set forth in paragraph 5(a) above, or (2) death or disability, the term of any option shall expire on a date not later than three (3) months after termination.

          (c) If the Optionee ceases to be an employee of the Company or any subsidiary of the Company by reason of disability or death within the meaning of
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, the term of any option shall expire on a date which is not later than twelve (12) months following the date of death or disability.

     6. The options herein granted shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee, except as set forth in 5( c) above.

     7. If any change is made in the shares subject to the Plan 1Q or any option granted thereunder (through merger, consolidation, reorganization, recapitalization, or change in capital structure), appropriate adjustment shall be made by the Company in the number of shares and kind of common stock for which options may be or may have been granted under the Plan 1Q, to the end that such proportional interest shall be maintained as before the occurrence of such an event.

     8. (a) Optionee acknowledges and understands that the Optioned Shares have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided in Regulation D of the Act, nor with any state securities regulatory authority in reliance upon particular statutory transactional exemptions. As such, the shares purchased under this Agreement, if exercised, cannot be sold subsequently or otherwise transferred without prior (1) registration under the Act and under applicable state law or (2) receipt of an opinion of counsel for the issuer to the effect that such proposed sale or other transfer does not affect the exempt status of the original issuance and sale of these shares and is in compliance with all applicable state and federal securities laws.

          (b) That Optionee will be acquiring the stock for his/her own investment and personal interest in the Company and not for the account of any other person, with no intention on his/her part of affecting a redistribution of such stock or any part thereof.

          (c ) That Optionee has asked questions and received all answers to information he/she considers pertinent to form a knowledgeable opinion about his investment.

          (d) That the Optionee understands and acknowledges that he/she shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the Optioned Shares, except to the extent that the options herein granted shall have been exercised with respect thereto and a stock certified issued therefor.

          (e) That the existence of the options herein granted shall not affect in any way the right or power of Exigent International, Inc. to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in Exigent International Inc.'s capital structure or its business, or any merger or consolidation of the Company or Exigent International, Inc., or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the common shares of Exigent International, Inc. or the rights thereof, or dissolution or liquidation of Exigent International, Inc., or any sale or transfer of all or any part of their assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

          (f)  That as a  condition  of the  granting  of the  option(s)  herein granted, the Optionee agrees, for himself/herself, and his/her Personal Representative, that any dispute or disagreements which may arise under or as a result of or pursuant to this Agreement shall be determined by the President in his sole discretion, and that any interpretation by the President of the terms of this Agreement shall be final, binding and conclusive.

     9. This Agreement shall not confer upon the Optionee any right with respect to continuance of employment by the Company or its related corporations, nor shall it interfere in any way with the right of the Optionee's employer to terminate the Optionee's employment at any time.

     10. As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

     11.This Agreement shall be governed and interpreted by the laws of the State of Florida.

     12. This Agreement and any exhibit hereto constitutes the entire agreement between the parties with respect to the subject matter hereof, and no change or modification shall be valid unless made in writing and signed by the party against whom such change or modification is sought to be enforced.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and its corporate seal hereunto affixed, and the Optionee has hereunto affixed his/her hand the day and year first above written.

                                                 EXIGENT INTERNATIONAL, INC.


                                                 By:  /S/ B.R. SMEDLEY
                                                    ---------------------------
                                                             "The Company"
/S/ DON F. RIORDAN, JR.
--------------------------
Secretary)

( S E A L )

                                                 /S/ DON F. RIORDAN, JR.
                                                 ------------------------------
                                                         "The Optionee"

                                   EXHIBIT B
             DUTIES, RESPONSIBILITIES AND GOALS FOR DON RIORDAN, CFO


Responsible for the company's overall financial plans and policies along with its accounting practices and the conduct of its relationship with lending institutions, shareholders and the financial community. Directs treasury, budgeting, audit, tax, accounting, purchasing, real estate, and insurance activities for the corporation and its subsidiaries. Has specific responsibility for developing and coordinating necessary and appropriate accounting and statistical data for all departments of the business.

POSITION RESPONSIBILITY

Directs the Controller in providing and directing procedures and systems necessary to maintain proper records and to afford adequate accounting controls and services.

Directs the Treasurer in activities as custodian of the funds, securities and assets of the corporation.

Appraises the corporation's financial position and issues monthly, quarterly and
annual   financial  and  operating   reports.   Directs  and   coordinates   the
establishment of corporate budget programs.

Cooperates with the Vice Presidents in coordinating expenditures programs with forecasted cash flow.

Directs, consolidates and analyzes all cost accounting procedures together with other statistical and routine reports, including any desirable analysis of monthly departmental reports.

Proposes policies for the establishment and maintenance of inventory levels for raw materials, supplies, material-in-process and finished goods.

Directs the company's insurance programs.

Responsible for the preparation and issuance of the corporation's Annual Report.

Directs and analyzes studies of general economic, business and financial conditions and their impact on the corporation's policies and operations.

1998 AND 1999 GOALS

     FINANCIAL

     The Corporate P&L, Balance Sheet and Cash Flow Statements (attachment #1); Fiat Model (attachment #2); Business Objectives (attachment #3); and 1998 Executive Incentive Program (attachment #4) provide the basis for 1998 corporate financial goals. Achieving these financial goals (financial statements to be audited next February by Controller and an outside auditor) measures 60% towards reaching 100% award, plus all other cumulative goals as described below:

     STAFFING

     Assist  organization in hiring 46 new employees (10%)

     Maintain an  attrition  rate of 3% of actual staff (284 actual at 7/1/97)
     (10%)

     QUALITY

     Quality of Product or Services - customer satisfaction rating of 85% as measured by an outside audit firm contracted by Exigent (10%)

     NEW CUSTOMER ACQUISITION

     Assist in acquiring new customer of at least $500K of sales (10%)

                                          ATTACHMENT #1 TO EXHIBIT B


                                             EXIGENT INTERNATIONAL
                                      MANAGEMENT PERFORMANCE MEASUREMENTS



                     STI         STI         FOTO       Total     STI PRODUCTS**
                   GOV SYS     COMM SYS      TAG        EXIGENT

Revenue              18,000     17,000       1,000      36,000          -




Pretax Earnings*     918        1,835        162        2,915        (1,079)

Net Earnings         567        1,133        100        1,800         (666)

Budgeted G&A Base    16,583     9,656        246        26,485         309

G&A Budget           2,073      1,980        330        4,382          770

Capital Investment                                                   1,000


*   PRETAX EARNINGS SHOULD BE AFTER INTEREST AND UNALLOWABLES.

** STI PRODUCTS NET EARNINGS IS SPLIT EVENLY BETWEEN GOVERNMENT AND COMMERCIAL


                           ATTACHMENT #2 TO EXHIBIT B


                               FIAT WITH 30% AWARD


PROJECTION                                      FY97              FY98            FY99           FY00             FY01
Total Investment Value (market cap)              $16,010,472       $27,900,000     $48,000,000    $82,500,000     $102,000,000
Value Control Stockholders Holdings (2138604)     $5,346,510        $7,255,068     $10,040,209    $14,433,255      $15,335,680

Cash Conversion Discount                                 50%               40%             30%            20%              20%
Cash Employed Growth Capital (300K/year)            $125,000          $610,638        $985,897     $1,619,739       $1,721,012
Cash Employed Acquisitions (100K/year)              $125,000          $203,546        $281,685       $404,935         $430,253
Value Stock Employed Acquisitions (1M/year)         $625,000        $3,392,432      $4,694,749     $6,748,914       $7,170,884
Value Issued Incentive Securities (600K/year)       $500,000          $610,638      $2,816,849     $4,049,349       $4,302,530

Budgeted Stock I/O/R (+500K/year)                  6,404,189         8,224,189      10,224,169     12,224,169       14,224,189
Control Stockholders' Percent Ownership               33.39%            26.00%          20.92%         17.49%           15.03%

Net Sales Revenue Goals (5%)                     $30,000,000       $36,000,000     $50,000,000    $65,000,000      $75,000,000
Net After Tax Earnings Goals (15%/year)           $(450,000)        $1,800,000      $3,000,000     $5,000,000        $6,000,00
Aggregate Dividend Goals                            $300,000          $839,000      $1,080,000     $1,825,000       $2,220,000
Percent of Net Earnings for Dividend                   35.0%             35.5%           36.0%          36.5%            37.0%

Net Worth Buildup                                 $6,109,620       $11,477,236     $19,359,567    $31,308,155      $44,410,304
Book Value Per Share Goals                              $.95             $1.40           $1.89          $2.56            $3.12
Earnings Per Share Goals                             $(0.07)             $0.22           $0.29          $0.41            $0.42
Guesstimated Price Earnings Ratio                       15.0              15.5            16.0           16.5             17.0


                           ATTACHMENT #3 TO EXHIBIT B


                               BUSINESS OBJECTIVES


          FY 98 revenue of $36M

               STI Federal revenue of $18M
               STI Commercial revenue of $17M
               FotoTag revenue of $1M


          FY 98 Earnings of $1.8M

               STI Federal earnings of $900K STI
               Commercial earnings of $800K
               FotoTag earnings of $100K

          Raise capital for R&D, minimum $5M

          Raise price of stock to $5/share

                           ATTACHMENT #4 TO EXHIBIT B


                        1998 EXECUTIVE INCENTIVE PROGRAM


CORPORATE GATE OPENS

If Exigent has:

        THEN BONUS OF FOLLOWING % OF BASE SALARY TO BE AVAILABLE TO EACH MANAGER

 EARNINGS OF:

   $1.4M                          15%
   $1.7M                          30%
   $2.0M                          45%
   $2.3M                          60%
   $2.6M                          90%
   $2.9M                          100%

The bonus will be split 50% cash and 50% stock, unless the manager prefers it all in stock.

ADDITIONALLY,

Each manager will have a set of individuals goals covering such areas as customer relations, employee relations, budget performance, quality goals, intellectual property creation and management, each tailored to their job function. In addition, the Division Managers are responsible as follows with the help of all corporate managers:

                    SALES    REVENUE    EARNINGS
STI Commercial      $26M      $15.5M     $2.0
STI Government      $26M      $21M       $1.0
Foto Tag            $1M       $1M        $.5

to permit Corporate Gate to achieve 100% bonus or a pro rata share.

                                    Exhibit C
                Proprietary Information and Inventions Agreement


In consideration and as a condition of my employment or continued employment by Exigent International Inc. and/or by companies which it owns, controls, or is affiliated with, or their successors in business (the "Company"), I hereby agree with the Company as follows:

1. Proprietary Information. I understand that during my employment I may produce, obtain, make known, or learn about certain information which has commercial value in the business in which the Company is engaged and which is treated by the Company as confidential. This information may have been created, discovered, or developed by the Company or otherwise received by the Company from third parties subject to a duty to maintain the confidentiality of such information. All such information is hereinafter called "Proprietary Information."

     (a) Proprietary Information Defined. By way of illustration, but not limitation, "Proprietary Information" includes trade secrets, ideas, processes, formulas, source codes, data, programs, other original works of authorship, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, and customers and supplier lists.

     (b) Assignment and Protection of Proprietary Information. I understand that all Proprietary Information shall be the sole property of the Company and its assigns (or, in some cases, its clients, suppliers, or customers), and the Company and its assigns (or in some cases, its clients, suppliers, or customers) shall be the sole owner of all patents, copyrights, and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in strictest confidence and trust all Proprietary Information, and I will not use, reproduce, or disclose any Proprietary Information without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company.

     (c) Maintenance of Records. I agree to keep and maintain adequate and current records of all proprietary information developed by me (in the form of notes, sketches, drawings and as may be specified by the Company) which records shall be available to and remain the sole property of the Company at all times.

2. Inventions During and Immediately After My Term of Employment. I understand that during my employment or following my employment, I may make, conceive of, or reduce to practice various discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, programs, other works of authorship, know-how, and data (all of which shall be referred to as "inventions" throughout this Agreement, whether or not patentable or registrable under copyright, mask work, or similar statutes).

     (a) Assignment of Inventions. I hereby assign and transfer to the Company my entire right, title, and interest in and to all inventions made or conceived or reduced to practice by me, either alone or jointly with others, during the period of my employment with the Company, except for those inventions which I have developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secret information excluding those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the business, or actual or demonstrably anticipated research or development of the Company; or (2) result from any work performed by me for the Company. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the U.S. Copyright Act as in effect as of this date. I will, at the Company's request, promptly execute a written assignment of title to the Company for any such invention and I will preserve any such invention as confidential information of the Company.

          Notwithstanding the foregoing, I also hereby assign and transfer to, or as directed by, the Company all my right, title, and interest in and to any and all inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

     (b) Maintenance of Records. I agree to keep and maintain adequate and current records of all inventions made by me (in the form of notes, sketches, drawings and as may be specified by the Company) which records shall be available to and remain the sole property of the Company at all times.

     (c) Disclosure of Inventions. I will promptly disclose in writing to the Company all inventions made or conceived or reduced to practice by me, either alone or jointly with others, during the period of my employment, and for six months after termination of my employment with the Company.

     (d) Execution of Documents. I further agree as to all inventions to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights, mask works, and other rights and protections relating to inventions in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents, copyrights, mask works, and other rights and protections on and enforcing inventions as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents, copyrights, mask works, and other rights and protections relating to inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance. In the event the Company is unable, after reasonable effort, to secure my signature on any document or documents needed to obtain or enforce any patent, copyright, mask work, or other right or protection relating to any inventions, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any application or assignment and to do all other lawfully permitted acts to further the prosecution and issuance to the Company of patents, copyrights, mask works, or similar protections thereon with the same legal force and effect as if executed by me.

3. Prior Inventions. I understand that all inventions, if any, patented or unpatented, which I made prior to my employment by the Company, are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth in Item 1 of Exhibit A attached hereto and made a part hereof a complete list of all of my prior inventions, including numbers of all patents and patent applications, and a brief description of unpatented inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any invention or idea. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such inventions or ideas.

4.   Conflicting Employment Obligations.

     (a) Trade Secrets of Others. I represent that I have not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any devices, materials, or documents of a former employer that are not generally available to the public, unless I have obtained express written authorization from the former employer for their possession and use. The only devices, materials, documents of a former employer that are not generally available to the public that I will bring to the Company or use in my employment are identified on Item 2 of Exhibit A attached hereto, and as to each such item, I represent that I have obtained express written authorization for their possession and use in employment with the Company and have delivered a copy of such written authorization to the Company.

     (b)  Conflicting   Confidentiality  Agreements.  I  agree  that  during  my
          employment with the Company, I will not breach any obligation of confidentiality that I have to former employers. I represent that any performance under the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

5. Government Contracts. I acknowledge that the Company from time to time may be involved in government projects of a highly classified nature. I further acknowledge that the Company from time to time may have agreements with other persons or governmental agencies which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work or information disclosed in connection therewith. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

6. Termination of Employment. In the event of the termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents, notes, drawings, specifications, programs, data, devices, and other materials of any nature pertaining to my work with the Company and I will neither take with me nor recreate any of the foregoing, any reproduction of any of the foregoing, or any Proprietary Information that is embodied in a tangible medium of expression.

7. Modification. This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or part, except by an instrument in writing, signed by myself and the Company. I agree that any subsequent change or changes in my duties, salary, or compensation shall not affect the validity or scope of this Agreement.

8. Entire Agreement. I acknowledge receipt of this Agreement and agree that with respect to the subject matter hereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative.

9. Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be severed from this Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect.

10. Successor and Assigns. This Agreement shall be binding upon my heirs, executors, administrators, or other legal representatives and is for the benefit of the Company, its successors, and assigns.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

12. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

13. I agree that the Company may make known to others either during or subsequent to my employment the existence of this Agreement and the provisions of all or any part thereof.

IN WITNESS WHEREOF, THIS AGREEMENT has been executed as of this 11th day of June, 1997 and is effective from February 7, 1997.


                                   By:   /s/ B.R. Smedley
                                        -------------------------------------
                                   Name: Bernard R. Smedley
                                   Title:  Chairman and Chief Executive Officer

                                   ACCEPTED AND AGREED TO:

                                   EXIGENT INTERNATIONAL, INC.

                                   By:  /s/ Don F. Riordan, Jr.
                                        -------------------------------------
                                   Title: CFO

                                    Exhibit A
                                       To
                           Proprietary Information and
                              Inventions Agreement


Exigent International, Inc.
1225 Evans Road
Melbourne, FL 32904

Gentlemen:

     1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Exigent International, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

          _____ No inventions or improvements
          _____ See below:





          _____ Additional sheets attached.

     2. I propose to bring to my employment the following devices, materials, and documents of a former employer that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer (a copy of which is attached hereto):

          ______ No materials
          ______ See below:





          ______ Additional sheets attached.

Very truly yours,


-------------------------
Bernard R. Smedley

                                   EXHIBIT D
                               NON-DISCLOSURE AND
                            NON-COMPETITION AGREEMENT


THIS NON-DISCLOSURE AND NON-COMPETITION AGREEMENT dated June 11, 1997 is between EXIGENT INTERNATIONAL, INC., with its principal office at 1225 Evans Road, Melbourne, Florida 32904 (the "Company") and Don F. Riordan, Jr., with a residence at 414 La Costa Street, Melbourne Beach, FL 32951 ("Employee").

     1. CONSIDERATION. Employee has agreed to enter into this Agreement in consideration of: the Company's engagement of Employee as an employee under the terms of the Employment Agreement ("Employment Agreement") of even date between the Company and Employee; the Company's agreement to grant stock options to Employee under its Incentive Stock Option Plan of even date between the Company and Employee.

     2.   NON-DISCLOSURE OBLIGATIONS.

          (a) In Employee's position as Exigent Chief Financial Officer of the Company, he will have access to:

               (i) information ("Confidential Business Information") relating to the business plans of the Company and treated as confidential, including without limitation, information relating to the Company's investors, capitalization, marketing plans and strategies, product concepts, product development status, material agreements, plans for raising capital, target customers and markets, pricing policies, finances, financial information of the Company, customer lists; and

               (ii) information  of  a  proprietary   nature   relating  to  the
                    technology and products of the Company ("Confidential Proprietary Information") including without limitation, information relating to the technology developed or to be developed by the Company relating to the Company's products and other matters, trade secrets, research and development activities, technical, engineering and scientific data, specifications, and patent applications or patents.

                    (The Confidential Business Information and Confidential Proprietary Information is sometimes collectively referred to herein as "Confidential Information") or confidential information relating to the organization, research and development activities, marketing plans and strategies, pricing policies, technical and scientific data, specifications, patent applications or patents, customer lists and accounts, business, finances or financial information of the Company.

          (b) Employee agrees that he will not at any time during (i) his employment by the Company and during any time period he is receiving severance pay from the Company, including extended periods under Section 4(f) herein, and (ii) for one year thereafter, reveal to any person, association or company any of the Company's Confidential Business Information, so far as such Confidential Business Information has come or may come to his knowledge, except as may be required in the ordinary course of performing his duties as an officer of the Company or as may be in the public domain through no fault of Employee or as may be required by law.

          (c) Employee hereby agrees that he will not at any time, whether during or after the termination of his employment, reveal to any person, association or company any of the Company's Confidential Proprietary Information, so far as to his knowledge, except as may be required in the ordinary course of performing his duties as an officer of the Company or as may be in the public domain through no fault of Employee or as may be required by law.

          (d) Employee agrees to keep in confidence and secret all matters of such nature entrusted to him and he shall not use or attempt to use any such information in any manner which may injure or cause loss to the Company, whether directly or indirectly.

          (e) Employee acknowledges the critical importance of the Confidential Information to the Company's business operations and plans. Employee acknowledges that unauthorized disclosure or use of any of the Confidential Information (in particular trade secrets and technical proprietary information) would cause significant and irreparable damage to the Company and would jeopardize the Company's business and financial condition.

          (f) Nothing herein shall be construed as granting to Employee any right or license under any copyrights, inventions, or patents now or hereafter owned or controlled by the Company or any right to employment by the Company.

          (g)  In the event Employee's  employment is terminated for any reason,
               Employee  shall  return  all  Confidential   Information  in  his
               possession, together with any copies, to the Company.

     3. NON-COMPETITION. Employee agrees and acknowledges that the products and services to be sold and rendered by the Company are different in character and are of particular significance to the Company, and that the Company is in a competitive business. Due to the proprietary and specialized nature of the Company's business, Employee agrees to the following:

          (a) During his employment and thereafter during the applicable "Non-Competition Period" (as defined in Section 3(e)) Employee shall not, directly or indirectly, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the officers, employees or consultants of the Company to terminate their employment or relationship with the Company.

          (b) During his employment and thereafter during the applicable "Non-Competition Period" (as defined in Section 3(e)), Employee shall not, directly or indirectly, induce, or attempt to induce, any of the customers or suppliers of the Company to terminate their relationship with the Company.

          (c) During his employment and thereafter during the applicable "Non-Competition Period (as defined in Section 3(e)), Employee agrees that he will not voluntarily or involuntarily, for any reason whatsoever, directly or indirectly, individually or on behalf of persons not now parties to this Agreement, or as a partner, stockholder, director, officer, principal, agent, broker, licensor, employee, or in any other capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity, which is in competition with the products and/or services of the Company; provided, however, this Section 3(c) shall not be deemed to prevent Employee from working after termination of the applicable Non-Competition Period in any areas or division within the applicable industry. The ownership by Employee of not more than five percent (5%) of shares of stock of any corporation having a class or equity securities actively traded on a national securities exchange or NASDAQ shall not be deemed, in and of itself, to violate this Section 3(c ) .

          (d) Employee agrees not to do or say anything that reasonably may be expected to have the effect of disparaging the Company or diminishing or impairing the goodwill and reputation of the Company and the services it provides. Likewise, the Company agrees not to do or say anything that reasonably may be expected to have the effect of disparaging the Employee or diminishing or impairing the reputation of the Employee.

          (e) If, in any judicial proceedings a court shall refuse to enforce any of the other separate covenants set forth in this Section 3, then such unenforceable covenant shall be amended to relate to such lesser period or geographical areas as shall be enforceable or, if deemed appropriate by such court, deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

          (f) Under the terms of the Employment Agreement, Employee is entitled to receive severance pay in the event his employment is terminated by the Company without due cause. In the event Employee's employment is terminated for any reason whatsoever,

               (i) during the first year of his employment, then the applicable Non-Competition Period for Section 3(a), (b) and (c) will be eighteen (18) months; or

               (ii) during  the  second  year  of  his   employment,   then  the
                    applicable  Non-Competition Period for Section 3(a), (b) and
                    (c) will be twelve (12) months; or

               (iii)during   the  third  year  of  his   employment,   then  the
                    applicable  Non-Competition Period for Section 3(a), (b) and
                    (c) will be six (6) months; or

               (iv) by expiration  of the Term or  otherwise,  at any time after the third anniversary of his employment, then the applicable Non-Competition Period for Sections 3(a), (b) and (c) will be three (3) months.

          (g) Notwithstanding the foregoing, the Company may, at its option, elect to extend the applicable Non-Competition Period by up to twelve (12) additional months by payment to Employee of additional severance pay equal to his salary in effect at the date of termination of his employment for such time period. Payments will be made in accordance with the Company's normal pay periods for as long as the Company elects to so extend the Non-Competition Period. Employee hereby agrees to accept such payments as compensation for such extension of the applicable Non-Competition Period.

          (h)  Company and Employee hereby acknowledge that:

               (i)  Company's    market   for   its    products   is   unlimited
                    geographically and the foregoing noncompetition and non-solicitation requirements shall be applied on a worldwide basis;

               (ii) the  duration  and  geographical  limitations  imposed  with
                    respect   to  said   noncompetition   and   non-solicitation
                    requirements are reasonable;

               (iii)the   restrictions   stated   hereinabove   are   reasonably
                    necessary  for  the   protection  of  Company's   legitimate
                    proprietary interests.

          (i) Employee represents and warrants that his/her experience and capabilities are such that the restrictive covenants set forth herein will not prevent him/her from earning his/her livelihood and that Employee will be fully able to earn an adequate livelihood for himself/herself and his/her dependents if any such provisions should be specifically enforced against Employee.

          (j) The non-competition and non-solicitation obligations contained herein shall be extended by the length of time during which Employee shall have been in breach of any said provisions and during any time the Company is required to seek compliance by judicial proceeding.

4. SPECIFIC REMEDIES. In addition to any other remedy provided herein or contemplated under law, and not as liquidated damages, in the even Employee breaches any material covenant of this Agreement, such breach will constitute "due cause" for termination of his employment under the Employment Agreement and the Company shall have the right, but not the obligation, to purchase from Employee and Employee shall have the obligation to sell to the Company any or all of the shares of Common Stock of the Company at a purchase price equal to Employee's cost for such shares. Such right shall be exercised by written notice to Employee within sixty (60) days of establishment by consent, judicial decision or arbitration that Employee so breached this Agreement. Any of Employee's permitted transferees will be obligated to sell to the Company Common Stock shares of the Company held by them in the event the Company exercises this right to purchase.

5. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered, delivered by facsimile telephone transmission, delivered by express delivery service (such as Federal Express), or mailed first class U.S. mail, postage prepaid, addressed as follows:

     If   to Employee:

          Don F. Riordan, Jr.
          414 La Costa Street
          Melbourne Beach, FL 32951

     If   to the Company:

          Exigent International, Inc.
          1225 Evans Road
          Melbourne, FL 32904
          Attn:  Legal Counsel

     (or such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so delivered or three (3) days after mailing for domestic mail and seven (7) days for international mail.

6. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in the Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators or assigns any right, remedies, obligations or liabilities under or by reason of this Agreement.

7. ENTIRE AGREEMENT. This Agreement constitutes the final written expression of all the agreements between the parties with respect to the subject matter hereof. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by the party to be bound.

8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without reference to principles of conflict of laws.

9.   HEADINGS.   Headings  of  the  Sections  of  this  Agreement  are  for  the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

10. NO CONFLICT. Employee represents and warrants that performance of the terms of this Agreement, including but not limited to Sections 2 and 3 hereof, to the best of his actual knowledge will not breach any agreement entered into by Employee, and Employee agrees that he will not enter into any agreement in conflict herewith. Employee further covenants that

     (a) he shall not in the performance of his duties under the Employment Agreement or hereunder (and the performance of such duties shall not require him to) utilize any proprietary or confidential information owned by any third party which he is prohibited from utilizing by reason of agreement or applicable law, and

     (b) he shall not at any time disclose to the Company any proprietary or confidential information owned by any third party which he is prohibited from disclosing by reason of agreement or applicable law.

11. SPECIFIC PERFORMANCE. Employee acknowledges and agrees that a breach of his obligations under this Agreement, including but not limited to Section 2 and 3, will result in irreparable and continuing harm to the Company, for which there will be no adequate remedy at law (it being understood and agreed that the Company's remedy under Section 4 herein is not exclusive or adequate), and agrees that in the event of any breach of this Agreement the Company, its successors and assigns shall be entitled to injunctive relief without the necessity of posting bond or other security therefor and without the necessity of proving irreparable harm, and to such other and further relief as may be proper.

12. SEVERABLILITY. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

13. ASSIGNABILITY. Employee may not assign any of his rights or obligations hereunder without the prior written consent of the Company, which may be withheld in its sole discretion.

14. WAIVER. The failure or delay of the Company at any time to require performance by Employee of any provision of this Agreement, even if known, shall not affect the right of the Company to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by the Company of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on Employee in any case shall, of itself, entitle Employee to any other or further notice or demand in similar or other circumstances.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement on the date written above.

                                    EXIGENT INTERNATIONAL, INC.


                                    /S/ B.R. SMEDLEY
                                   -----------------------------------
                                   Name:       B.R. SMEDLEY
                                   Title:    CEO


                                   /S/ DON F. RIORDAN, JR.
                                   -----------------------------------
                                   Name:       Don F. Riordan, Jr.
                                   Title:      Exigent Chief Financial Officer

                                                                      Exhibit E

                     CONFIDENTIAL NATURE OF COMPANY AFFAIRS

PURPOSE:

It is the policy of Exigent International Inc. (Exigent) that the internal business affairs of the organization, particularly confidential information and trade secrets, represent proprietary assets that each employee has a continuing obligation to protect.

POLICY:

1. CONFIDENTIAL INFORMATION. Information designated as confidential is to be discussed with no one outside the organization and only discussed within the organization on a "need to know" basis. In addition, employees have a responsibility to avoid unnecessary disclosure of nonconfidential internal information about Exigent, its customers, and its suppliers. This responsibility is not intended to impede normal business communications and relationships, but is intended to alert employees to their obligations to use discretion to safeguard internal Exigent affairs.

2. VIOLATION OF UNAUTHORIZED ACCESS. Employees authorized to have access to confidential information must treat the information as proprietary Exigent property for which they are personally responsible. Employees are prohibited from attempting to obtain confidential information for which they have not received authorization. Employees violating this policy will be subject to discipline, up to and including termination and may be subject to legal action.

3. MEDIA/INQUIRIES. All media inquiries and other inquiries of a general nature should be referred to the President or CEO. Also, all press releases, publications, speeches, and other official declarations must be approved in advance by the President. Inquiries seeking information concerning current or former employees should be referred to the Personnel Department.

4. DISCUSSIONS WITH COMPETING COMPANIES AND EXIGENT CONFIDENTIALITY. Employees are not to discuss with the officers, directors, or employees of competing companies any topics which might give the impression of an illegal agreement in restraint of trade. Such topics include pricing agreements, customer allocation, and division of sales territories.

5. MATERIAL INSIDE INFORMATION. Employees are prohibited from disclosing "material inside" information, that could affect the market value of Exigent's financial securities, to anyone outside the organization until such information has been made available to the public by management. Employees are also prohibited from using such information for their own personal profit.

I, DON F. RIORDAN, JR., hereby acknowledge I have read and fully understand the
  (Print Name)
above policy and agree to comply with all terms, conditions and/or requirements as stated.


/S/ DON F. RIORDAN, JR.                                     JUNE 11, 1997
------------------------------------                        -------------
Employee Signature                                          Date

     A M E N D M E N T    T O    E M P L O Y M E N T    A G R E E M E N T


This amendment ("Amendment") to the Employment Agreement ("Agreement") executed between Exigent International, Inc. and Don F. Riordan dated 11 June 1997 is entered into as of September 15, 1997 between Exigent International, Inc. ("Exigent"), a corporation duly authorized and existing under the laws of the State of Delaware with a principal place of business at 1225 Evans Road, Melbourne, Florida 32904 and Don F. Riordan ("Employee"), an individual domiciled at 414 La Costa Street, Melbourne Beach, FL 32951.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Exigent and Employee hereby agree as follows:

1. PARAGRAPH 3(D)(II) MODIFICATION; PARAGRAPH 3(D)(III) DELETED. That paragraph 3(d)(ii) is amended to read as follows and incorporates language from paragraph 3(d)(iii) which is now deleted: "Group medical, dental, life, AD&D, supplemental life, long term disability, or short term disability insurance, or other insurance of the kind and to the extent offered from time to time during the Term of this Agreement to other employees of the Company."

2. EXHIBIT "B" TO EMPLOYMENT AGREEMENT. The document attached hereto as EXHIBIT "B" TO EMPLOYMENT AGREEMENT and all related attachments containing the duties and responsibilities of Employee is hereby incorporated into the Agreement as if fully set forth therein.

3. RATIFICATION AND APPROVAL. In all other respects the Agreement is hereby ratified by Exigent and Employee and remains in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date set forth above.

For Exigent:                                     For Employee:

EXIGENT INTERNATIONAL, INC.                      DON F. RIORDAN, AN INDIVIDUAL


By:  /S/ B.R. SMEDLEY                            By:/S/ DON F. RIORDAN, JR.
     ----------------------------------             ---------------------------
     (Signature)                                   (Signature)

Name:   B.R. SMEDLEY
       (Print - Block Letters)

Title:  CEO & CHAIRMAN
       (Print - Block Letters)